UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 5, 2016

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Lagoon Drive, 4th Floor

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 5, 2016, Equinix, Inc. (“Equinix”) completed the previously announced transaction (the “Transaction”) with the Digital Realty Trust, Inc. group of companies (collectively, “Digital Realty”) in which Digital Realty acquired certain of Equinix’s facilities in Amsterdam, Frankurt and London (the “Divestment Businesses”). In connection with the closing, Equinix received consideration of approximately $874 million in cash.

The Transaction was related to Equinix’s acquisition of Telecity Group plc (“Telecity”) which closed in January of 2016 (the “Telecity Acquisition”). In order to obtain clearance from the European Commission for the Telecity Acquisition, Equinix and Telecity agreed to divest the Divestment Businesses post-closing of the Telecity Acquisition.

Digital Realty, or its affiliates, is currently Equinix’s landlord at other data center properties in the United States, the Netherlands, the United Kingdom and France. Additionally, Equinix has a small number of customer contracts in place with Digital Realty. Equinix also holds a minority stake in a joint venture with an affiliate of Digital Realty. Such joint venture leases two buildings to a third party in Ashburn, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: July 5, 2016	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer